U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM SB-2/A
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                JEWELS COM, INC.
                (Name of Small Business Issuer in its charter)

        Nevada                       6700                     88-0458874
(State or Jurisdiction      (Primary Standard Industrial     (I.R.S. Employer
          of                Classification Code Number)      Identification No.)
    Incorporation or
      Organization)


3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102; (702) 732 2253.
       (Address and telephone number of Registrant's principal executive offices and principal place of business)

Shawn F. Hackman, A PC., 3360 West Sahara Avenue, Suite 200, Las Vegas,
             Nevada 89102; (702) 732-2253, fax: (702) 732-2253
          (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to   If this Form is a post-effective
register additional        amendendment filed pursuant to    If this Form is a
securities for an offering Rule 462(c) under the Securities  post-effective
pursuant to Rule 462(b)    Act, check the following box and  amendment filed
under the Securities Act,  and list the Securities Act,      pursuant to Rule
please check the following check the following box and list  462(d) under the
box and list the           the Securities Act registration   Securities Act,
Securities Act             statement number of the earlier   check the box and
registration number of the effective registration statement  list the Securities
earlier effective          for the same offering.            Act registration
registration statement for 1                                  statement number
the same offering.                                           of the earlier
1                                                             effective
                                                             registration
                                                             statement for the
                                                             same offering.  1

                           If the delivery of the
                           prospectus is expected to
                           be made pursuant to Rule
                           434, check the following
                           box
                           1


                     CALCULATION OF REGISTRATION FEE

Title of each     Amount to be     Proposed maximum   Proposed maximum   Amount
class of           registered       offering price      aggregate          of
securities to                          per unit          offering   registration
be registered                                             price           fee

Common shares       2,000,000             $0.05        $100,000.00      $26.40

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     [1]



                                            									Initial Public Offering
                                                                  Prospectus

                                 JEWELS.COM
                      2,000,000 shares of Common Stock
                              $0.05 per share


Registrant
Jewels.com
3360 W. Sahara, Suite 200
Las Vegas, NV 89102
(702)-732-2253

Registrant's Attorney
Shawn F. Hackman
3360 W. Sahara, Suite 200
Las Vegas, NV 89102


                          _________________________

The Offering

                         Per Share           Total
Public Price               $0.05            $100,000

Proceeds to
Jewels                     $0.05            $100,000


This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

                        ________________________

The  title  of  each  class  of  securities to be registered is Common Shares.

The amount to be registered is 2,000,000 shares.


This investment involves a high degree of Risk. You should purchase shares only if you can afford a complete loss. Please consider carefully the risk factors contained in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jewels is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission under the securities act of 1933, as amended.The net offering proceeds, after deduction for offering expenses (estimated at $20,000) and sales commissions, and the securities to be issued to investors must be deposited in an escrow account . While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria has been consummated and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in rule 419.
                                    [2]
TABLE OF CONTENTS                                                        PAGE
PROSPECTUS SUMMARY                                                          1
RISK FACTORS                                                                2
INVESTORS RIGHTS AND SUBSTANTIVE
PROTECTION UNDER RULE 419                                                   3
USE OF PROCEEDS                                                             4
DETERMINATION OF OFFERING PRICE                                             5
DILUTION                                                                    6
PLAN OF DISTRIBUTION                                                        7
LEGAL PROCEEDINGS                                                           8
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS                                                         9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT                                                             10
DESCRIPTION OF SECURITIES                                                  11
INTEREST OF NAMED EXPERTS AND COUNSEL                                      12
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES                                             13
ORGANIZATION WITHIN LAST FIVE YEARS                                        14
DESCRIPTION OF BUSINESS                                                    15
PLAN OF OPERATION                                                          16
DESCRIPTION OF PROPERTY                                                    17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             18
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   19
EXECUTIVE COMPENSATION                                                     20
FINANCIAL STATEMENTS                                                       21
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE                                     22





                      Dealer Prospectus Delivery Obligation

Until __________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
                                      [3]






Prospectus Summary


Corporate Information

Jewels Com Inc. was incorporated under the laws of Nevada on April 20th, 2000. Jewels currently does not have an office.Jewels uses its attorneys office for correspondence. Their address is 3360 W. Sahara, Suite 200, Las Vegas, NV 89102. Their telephone number is (702) 732-2253.

Business.

Jewels is a blank check company subject to Rule 419.
Jewels was organized as a vehicle to acquire or merge with another business or company. Jewels has no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company. Management, however, is always looking for potential merger candidates.

Jewels  has   been  in  the  developmental  stage  since  inception  and  has no operations to date. Other than issuing shares to its original shareholders, Jewels never commenced any operational activities. Jewels would be defined as a blank check "shell" company.


The Offering.

Jewels is conducting a blank check offering pursuant to Rule 419. A maximum of 2,000,000 shares may be sold on a direct participation offering basis. All of the proceeds from the sale of shares will be placed in an interest-bearing escrow account by 12 o'clock noon of the fifth business day after receipt thereof, until the sum of the minimum offering is received. If less than $20,000, is received from the sale of the shares within 240 days of the date of this prospectus, all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow. There will be a minimum purchase of 5000 shares at $250.00.

                                       [4]

                                  RISK FACTORS

The securities offered are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

Rule 419 contains restrictive provisions on the sale of shares.

Rule 419 generally requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the funds and securities can be released, the issuer in a blank check offering is required to update its registration statement with a post-effective amendment.

After the effective date of any such post-effective amendment, Jewels is required to furnish investors with the prospectus produced thereby containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. Investors must be given no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to remain investors or require the return of their investment funds. Any investor not making a decision within said period
is  automatically   to   receive   a   return   of   his   investment   funds.

Although investors may request the return of their investment funds in connection with the reconfirmation offering required by Rule 419, Jewels's shareholders will not be afforded an opportunity specifically to approve or disapprove any particular transaction involving the purchase of shares from management.


Investors are prohibited from selling or offering to sell shares held in escrow.

According to Rule15g-8 as promulgated by the S.E.C. under the amended Securities Exchange Act of 1934, it shall be unlawful for any person to sell or offer to sell shares or any interest in or related to the shares held in the Rule 419 escrow account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result, contracts for sale to be satisfied by delivery of the deposited securities are prohibited, for example contracts for sale on a when, as, and if issued basis.


Because there is no established market for the shares the there is a lack of liquidity of an investment in Jewels.
                                     [5]

Although the shares will be "free trading," there is  no  established  market
for the Shares and there may not be in the future.   Therefore,  an  investor
should consider his investment to be long-term.


Because this is a blank check offering, investors will not be able to evaluate the specific merits or risks of business combinations.

As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a blank check offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a business combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in Jewels without an opportunity to evaluate the specific merits or risks of any one or more business combinations. Determinations ultimately made by Jewels relating to the specific allocation of the net proceeds of this offering do not guarantee Jewels will achieve its business objectives.


Jewels currently has no operations, assets, or revenues, and you could lose all your investment if we are unable to establish a business or complete an acquisition with a target that has established operations or the potential for a successful business.

Jewels has had no  operating  history  nor  any  revenues  or  earnings  from
operations. Jewels has no significant assets or financial resources.   Jewels
will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in Jewels incurring a net operating loss which will increase continuously until Jewels can consummate a business combination with a profitable business opportunity. Jewels may not be able to identify such a business opportunity and consummate such a business combination. Additionally, because.

Success of Jewels's plan to merge or acquire could depend greatly on the management of the target company putting success of Jewels's plan in the hands of the management of the target company.

The success of Jewels's proposed plan of operation will depend to a great extent on the operations,financial condition and management of the identified business opportunity. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that Jewels will be successful in locating candidates meeting such criteria. In the event Jewels completes a business combination, the success of Jewels's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond Jewels's control.
                                     [6]

Because Jewels is at a competitive disadvantage and in a highly competitive market searching for business combinations and opportunities the chances against Jewels completing it's business plan decrease .

Jewels is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for Jewels. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Jewels and, consequently, Jewels will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Jewels will compete in seeking merger or acquisition candidates with numerous other small public companies.


Because Jewels has no agreement for a merger nor any standards set for acceptable candidates for merger Jewels may find it difficult to be successful finding a candidate to merge with.

Jewels has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private entity.

Jewels may not be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluations. Jewels has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholders, Jewels never commenced any operational activities. Jewels may not be able to negotiate a business combination on terms favorable to Jewels.

Jewels has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which Jewels would not consider a business combination in any form with such business opportunity. Accordingly, Jewels may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.


Because Jewels's management lack certain business skills and will be devoting only part-time work hours the performance by Jewels's management may suffer and make merging or acquiring a target company increasingly difficult.

While seeking a business combination, management anticipates devoting up to twenty hours per month to the business of Jewels. Jewels's two officers have not entered into written employment agreements with Jewels and are not expected to do so in the foreseeable future. Jewels has not obtained key man life insurance on either of its officers or directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of Jewels's business and its likelihood of continuing operations.
                                   [7]
Furthermore, Jewels's officers and directors are not professional business analysts. Lack of experience will be a detriment to Jewels's efforts.


Because Jewels may, on occasion, enter into business agreements that have a conflicts of interest, following through on Jewels's business plan may have to wait until the business plan of a conflicting company is completed.

Currently, Jewels's officers and directors have no conflict of interest. However, changes in officers and directors or business agreements entered into could potentially show conflicts of interest. In such instance that Jewels's officers or directors are involved in the management of any firm with which Jewels transacts business. Jewels's board of directors will adopt a resolution which prohibits Jewels from completing a merger with, or acquisition of, any entity in which management serve as officers, directors or partners, or in which they or their family members own or hold any ownership interest. Management is not aware of any circumstances under which this policy could be changed while current management is in control of Jewels.


Because Jewels lacks any market research or marketing organization, Jewels may find it difficult to follow with the business plan to acquire or merge with a target company.

Jewels has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by Jewels. Moreover, Jewels does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by Jewels, there is no assurance Jewels will be successful in completing any such business combination.


Potential determination by the SEC that Jewels is an investment company could cause significant registration and compliance costs under the Securities Exchange Act of 1933.

In the event Jewels engages in business combinations which result in Jewels holding passive investment interests in a number of entities, the Jewels could be under regulation of the Investment Company Act of 1940. In such event, Jewels would be required to register as an investment company and could be expected to incur significant registration and compliance costs Jewels has obtained no formal determination from the Securities and Exchange Commission as to the status of Jewels under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject Jewels to material adverse consequences.
                                   [8]

Because any business combination will probably result in loss of management and control by Jewels shareholders, Jewels shareholders may be under the control of the management of the target company.

A business combination involving the issuance of Jewels's common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in Jewels. Any such business combination may require management of Jewels to sell or transfer all or a portion of Jewels's common stock held by them, or resign as members of the board of directors of Jewels. The resulting change in control Jewels could result in removal of one or more present officers and directors of Jewels and a corresponding reduction in or elimination of their participation in the future affairs of Jewels.


Should Jewels meet its business plan of merging, shareholders in Jewels will most likely suffer a reduction in percentage share ownership of the newly formed company and thus may suffer a loss of control and voting power.

Jewels's primary plan of operation is based upon a business combination with private concern which, in all likelihood, would result in Jewels issuing securities to shareholders of such private company.The issuance of previously authorized and unissued common stock of Jewels would result in reduction in percentage of shares owned by present and prospective shareholders of Jewels and would most likely result in a change in control or management of Jewels.


Many business decisions made by Jewels can have major tax consequences and many associated risks that could hurt the value of an investment in Jewels.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Jewels may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Jewels intends to structure any business combination so as to minimize the federal and state tax consequences to both Jewels and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.
                                    [9]

The requirement of audited financial statements of potential merging entities may cause some potential merger candidates to forego merging with Jewels and therefore make it more difficult for Jewels to follow through on it's business plan of merging or acquiring a target company.

Management of Jewels believes that any potential business opportunity must provide audited financial statements for review, and for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with Jewels, rather than incur the expenses associated with preparing audited financial statements.


Jewels securities may be limited to only a few markets because of blue sky laws.


Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and Jewels has no current plans to register or qualify its shares in any state,the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of Jewels's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or blank-check securities. Accordingly, investors should consider any potential secondary market for Jewels's securities to be a limited one.


Certain   officers,  directors,  principal  shareholders  or  affiliates  may purchase shares, thereby increasing their percentage share.

Certain officers, directors, principal shareholders and affiliates may purchase, for investment purposes, a portion of the shares offered hereby, which could, upon conversion, increase the percentage of the shares owned by such persons. The purchases by these control persons may make it possible for the offering to meet the escrow amount.


Jewels's offering price is arbitrary and the value of Jewels securities may never actually reach the offering price.

The offering price of the shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by Jewels. There can be no assurance that, even if a public trading market develops for Jewels's securities, the shares will attain market values commensurate with the offering price.
                                    [10]

Jewels shares are to be offered based on a direct participation offering basis and Jewels may not be able to sale enough shares to follow through with the business plan.

The shares are offered by Jewels on a direct participation offering basis, and no individual, firm or corporation has agreed to purchase or take down any of the offered shares. Jewels cannot and does not make any statement guaranteeing that shares will be sold. Provisions have been made to deposit in escrow the funds received from the purchase of shares sold by Jewels.


Jewels's shares may never actually be traded and therefore purchasers may never be able to resale.

Prior to the offering, there has been no public market for the shares being offered. An active trading market may not develop. Consequently, purchasers of the shares may not be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the shares may be affected significantly by factors such as announcements by Jewels or its competitors, variations in Jewels's results of operations, and market conditions in the retail, electron commerce, and internet industries in general. Movements in prices of stock may also affect the market price in general. As a result of these factors, purchasers of the shares offered hereby may not be able to liquidate an investment in the shares readily or at all.



Investors' rights and substantive protection under rule 419.

Deposit of offering proceeds and securities.

Rule 419 requires that the net offering proceeds, after deduction for underwriting compensation and offering costs, and all securities to be issued be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to Jewels and to investors, respectively, only after the Company has met the following three conditions:
First, Jewels must execute an agreement for an acquisition(s) meeting certain prescribed criteria; second, Jewels must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions; and third, the acquisition(s) meeting the prescribed criteria must be consummated.
                                    [11]

Prescribed acquisition criteria.

Rule 419 requires that before the Deposited Funds and the Deposited Securities can be released, Jewels must first execute an agreement(s) to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement must provide for the acquisition of a business(es) or assets valued at not less than 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances payable to non-affiliates. Once the acquisition agreements meeting the above criteria have been executed, Jewels must successfully complete the mandated reconfirmation offering and consummate the acquisitions(s).



Post-effective amendment.

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has (have) been executed, Rule 419 requires Jewels to update the registration statement of which this prospectus is a part with a
post-effective   amendment.   The  post-effective   amendment   must  contain
information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the
use of the funds disbursed  from  the  escrow  account.   The  post-effective
amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The offer must include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

Reconfirmation offering.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If Jewels does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;
                                    [12]
(4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.


Release of deposited securities and deposited funds.

The Deposited Funds and Deposited Securities may be released to Jewels and the investors, respectively, after:

(1) The Escrow Agent has received written certification from Jewels and any other evidence acceptable by the Escrow Agent that Jewels has executed an agreement for the acquisition(s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and Jewels has satisfied all of the prescribed conditions of the reconfirmation offer; and

(2) The acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated.


Escrowed  funds  not  to  be  used  for  salaries  or  reimbursable  expenses.

No funds (including any interest earned thereon) will bedisbursed from the escrow account for the payment of salaries or reimbursement of expenses incurred on Jewels's behalf by Jewels's officers and directors. Other than the foregoing, there is no limit on the amount of such reimbursable expenses, and there will be no review of the reasonableness of such expenses by anyone other than Jewels's board of directors, both of whom are officers.In no event will the escrowed funds (including any interest earned thereon) be used for any purpose other than implementation of a business combination.
                                    [13]



Use of Proceeds.

Following the sale of the 2,000,000 Shares Offered by Jewels, there will be net proceeds of $100,000. The net proceeds are calculated as $100,000 minus sales commission costs, which are zero. These proceeds will be used to provide start-up and working capital for Jewels . Jewels plans to release 10% of the monies raised in the offering and use this for expenses related to the offering and reconfirmation process. Expenses related to the offering include printing costs, legal costs, and accounting costs necessary to maintain Jewels while a merger candidate is sought. Certain fees will also be required to be paid to the escrow agent.

The following table sets forth the expected use of proceeds from this offering (based on the minimum and maximum offering amounts):



Use of Proceeds   If Minimum Offering  If Median  Offering   If Maximum Offering
                  Raised   ($20,000)	  Raised  ($60,000)     Raised  ($100,000)
                  Amount      Percent  Amount      Percent   Amount      Percent

(Offering Costs)
Printing Costs    $500.00     2.5%     $500.00      .83%     $500.00      .5%

Accounting Costs  $2,000.00    10%     $2,000.00   3.33%     $2,000.00     2%

Legal Costs       $3,500.00  17.5%     $3,500.00   5.83%     $3,500.00   3.5%

Escrow Agent Costs  $500.00   2.5%     $500.00      .83%     $500.00      .5%


(Escrowed Monies)

Working Capital     $18,000    90%      $54,000      90%     $96,000      96%


Total               $ 24,500   122.5%   $60,500   100.83%    $100,000    100%


Please note that if the minimum or median amount of the offering is retained, the related offering expenses exceed 10%.In such a case, the additional costs shall be paid out of the officers and directors pocket.


Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.
                                   [14]


Determination of offering price.
The offering price is not based upon Jewels's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price is determined by the Board of Directors of Jewels and was determined arbitrarily based upon the amount of funds needed by Jewels to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.


Dilution.
"Net tangible book value" is the amount that results  from  subtracting   the
total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of April 20, 2000, the net tangible book value of Jewels was $3000 or $.001 per Share. Giving effect to the sale by Jewels of all offered Shares at the public offering price, the pro forma net tangible book value of Jewels would be $100,000 or $.02 per Share, which would represent an immediate increase of $.02 in net tangible book value per Share and $.03 per Share dilution per share to new investors. Dilution of the book value of the Shares may result from future share offerings by Jewels.

The following table illustrates the pro forma per Share dilution:
                                 [15]

                                              Assuming Maximum
                                                 Shares Sold
Offering Price (1)                                   $.05

Net tangible book value per
share before Offering (2)                            $.001


Increase Attributable to purchase
of stock by new investors (3)                        $.02

Net tangible book value per
Share after offering (4)                             $.02

Dilution to new investors (5)                        $.03

Percent Dilution to new investors (6,7)              60%



(1) Offering price before deduction of offering expenses, calculated on a "Common Share Equivalent" basis.

(2) The net tangible book value per share before the offering ($0.001) is determined by dividing the number of Shares outstanding prior to this offering into the net tangible book value of Jewels.

(3) The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering (assuming all the Shares are subscribed), and dividing by the number of common shares outstanding.

(4) The net tangible book value per share after the offering ($103,000) is determined by dividing the number of Shares that will be outstanding, assuming sale of all the Shares offered, after the offering into the net tangible book value after the offering as determined in note 3 above.

(5) The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering ($.02) and subtracting from it the net tangible book value per share before the offering ($.001) for an increase of $.02.
                                       [16]
(6) The dilution to new investors is determined by subtracting the net tangible book value per share after the offering ($.02) from the offering price of the Shares in this offering ($.05), giving a dilution value of ($.03).

(7) The Percent Dilution to new investors is determined by dividing the Dilution to new investors ($.03) by the offering price per Share ($.05) giving a dilution to new investors of 60%.


Plan of distribution.
Jewels will sell a maximum of 2,000,000 shares of its common stock, par value $.001 per Share to the public on a "best efforts" basis. The stock will be sold at $.05 per share. The minimum purchase required of an investor is $250.00. There can be no assurance that any of these shares will be sold.

The net proceeds to Jewels will be $100,000, minus associated costs, if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by Jewels, or any of its principals, to any person or firm in connection with solicitation of sales of the shares, certain costs are to be paid in connection with the offering (see "Use of Proceeds").

The public offering price of the shares will be modified, from time to time, by amendment to this prospectus, in accordance with changes in the market
price of Jewels's common stock.   These  securities  are  offered  by  Jewels
subject  to  prior  sale  and to approval of certain legal matters by counsel.

The officers and directors of Jewels will be offering and selling shares on behalf of Jewels. President and director Erica Nemmers and secretary and director Baylor Gordon will be offering and selling shares on behalf of Jewels. They will sell the securities to personal contacts and acquaintances through telephone calls and in-person meetings.

The officers and directors of Jewels will not be allowed to purchase shares in this offering.

Management may advance money to Jewels or on behalf of Jewels.
There are no set limits to the maximum amount that management will advance or loan to Jewels. However, the amount is obviously limited by the resources of the officers and directors. Management anticipates that repayment would come from the acquisition of a target company. The advances would be expected to be in an amount well below the minimum expected from any viable operating business target.
                                    [17]
Those officers and directors offering the securities on behalf of Jewels.com will be relying on the safe harbor from broker-dealer registration rule set out in Rule 3a4-1.

We have been informed by these officers and directors that:

* they are not subject to statutory disqualification as defined in Section 3(a)(39) of the Securities Exchange Act of 1934,

* these officers and directors are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and,

* these officers and directors are not an associated person of a broker or dealer.

Additionally, the officers and directors offering and selling securities in Jewels meet the conditions of part (a)(4)(iii) where participation will be restricted to:

(A) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; provided, however, that the content of such communication is approved by a partner, officer or director of the issuer;

(B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

(C) Performing ministerial and clerical work involved in effecting any transaction.

     Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, any person engaged in a distribution of securities, including on the behalf of a selling security holder, may not simultaneously bid for, purchase or attempt to induce any person to bid for or purchase to bid for or purchase securities of the same class for a period of five business days prior to the commencement of such distribution and continuing until the selling security holder (or other person engaged in the
distribution)  is  no  longer  a  participant   in   the    distribution.
                                  [18]
     If, at some time, Jewel meets the requirements of the Nasdaq SmallCap Market it will apply for listing thereon.If it should be accepted for listing thereon, then certain underwriters may engage in passive market making transactions in the Company's common stock in accordance with Rule 103 of Regulation M.

     In order to comply with the applicable securities laws, if any, of certain states, the securities will be offered or sold in such states through registered or licenced brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which the Company had complied.

     In addition and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder in connection with transactions in shares during the effectiveness of the registration statement.

     Jewels will pay all of the expenses incident to the registration of the shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

     In addition and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations therunder in connection with transactions in the sale of the selling securityholder shares during the effectiveness of this prospectus.

Limited State Registration.

Jewels anticipates that there will be no State registration of its securities. Any sale of its securities will depend on exemptions under the Blue Sky laws of states in which the securities are sold. It is anticipated that the securities will be sold in Nevada and California.


Opportunity To Make Inquires.
Jewels will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from Jewels concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that Jewels possesses such information or can acquire it without unreasonable effort or expense.
                                    [19]
Execution of Documents.
Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and delivered to Jewels a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in the Company.

By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement it is excepted by Jewels, such a subscriber will be, a shareholder in Jewels and will be otherwise bound by the articles of incorporation and the bylaws of Jewels in the form attached to this Prospectus.

Promptly, upon receipt of subscription documents by the Company, it will make a determination as to whether a prospective investor will be accepted as a shareholder in Jewels. Jewels may reject a subscriber'sSubscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to Jewels, or such other reasons other as Jewels determines to be in the best interest of the Company.

If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

Legal Proceedings
Jewels is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against Jewels has been threatened.

Directors,  Executive  Officers,  Promoters,  and  Control  Persons

The names, ages, and respective positions of the directors, officers, and significant employees of the Company are set forth below. All these persons have held their positions since April 2000. Each director and officer shall serve for a term ending on the date of the third Annual Meeting. There are no other persons which can be classified as a promoter or controlling person of Jewels.
                                    [20]
Erica Nemmers, President/Director. Since 1998 and to the present, Ms. Nemmers has worked as a Director of the Carpenter Family Foundation.

From March 1997 to October 1997, Ms. Nemmers worked as the Office Manager/ Event Coordinator for the Neil Bogart Memorial Fund.

From 1995-1997, Ms. Nemmers worked as the assistant to Director of Music Licensing New World Entertainment for Cannell Studios.



Baylor Gordon, Secretary/Director. Mr. Gordon is currently an Account Manager with Times Mirror Magazines. Mr. Gordon has been with Times Mirror since March of 1997.

Mr. Gordon was also an Account Manager with Adventure West Magazine from March 1996 to March 1997.

Previous to working with Adventure West, Mr. Gordon was an Account Manager for AT&T wireless from January 1995 to January 1996.

None of the Officers and Directors have been involved in legal proceedings that impair their ability to perform their duties as Officers and Directors.

There  is  no  family relationship between any of the officers or  directors.

Security Ownership of Certain
Beneficial Owners and Management

The following table sets forth, as of the date of this Prospectus, the outstanding Shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by Jewels to own beneficially, more than 5% of Jewels's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.
                                      [21]

Title of Class     Name of Beneficial      Amount and Nature       Percent
                        Owner (1)                  of              Of Class
                                                Beneficial
                                                 Owner(2)
Common Stock         Erica Nemmers              1,500,000           50%

Common Stock         Baylor Gordon              1,500,000           50%

Common Stock       Officers and Directors       3,000,000           100%

None of the Officers, Directors or existing shareholders have the right to acquire any amount of the Shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

Principal Shareholder(s).

The addresses for the principal shareholders are as follows:

President Erica Nemmers: 8306 Manchester Blvd. #16, Playa del Rey, CA 90293. Secretary Baylor Gordon: 216 The Strand, Apt. G, Manhattan Beach, CA 90265.


Both shareholders have sole voting and investment power.



Description of securities.


Shares sold in the future may have to comply with Rule 144.

All of the 3,000,000 shares, which are held by management, have been issued in reliance on the private placement exemption under the amended Securities Act of 1933. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act.

In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of Jewels (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.
                                    [22]


General description.

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 25,000,000 shares of common stock, with a par value of $.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of Jewels available for distribution upon winding up of the affairs of Jewels; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or
(e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of Jewels, attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB-2. As of the date of this Form SB-2, Jewels has 3,000,000 Shares of common stock outstanding.

Non-cumulative voting.

The holders of Shares of Common Stock of Jewels do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of Jewels directors.


Dividends.

Jewels does not currently intend to pay cash dividends. Jewels's proposed dividend policy is to make distributions of its revenues to its stockholders when Jewels Board of Directors deems such distributions appropriate. Because Jewels does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment.There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of Jewels.
                                     [23]
A distribution of revenues will be made only when,in the judgment of Jewels's Board of Directors, it is in the best interest of Jewels's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and Jewels's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.


Possible anti-takeover effects of authorized but unissued stock.

Upon the completion of this Offering,Jewels's authorized but unissued capital stock will consist of 20,000,000 shares(assuming the entire offering is sold) of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Jewels by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of Jewels's management.

If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in Jewels's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.
                                     [24]
Transfer Agent
Jewels intends to engage the services of Pacific Stock Transfer Company, P.O. Box 93385 Las Vegas, Nevada 89193 (702) 361-3033 Fax (702) 732-7890.


Interest of named experts and counsel.
No named expert or counsel was hired on a contingent basis.   No named expert
or counsel will receive a direct or indirect interest in the small business issuer. No named expert or counsel was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

Disclosure of commission position on indemnification for securities act liabilities. No director of Jewels will have personal liability to Jewels or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability.

The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Jewels or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
(v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of Jewels in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such
settlement  and   reimbursement  as  being  for the  best  interests  of  the
Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).
                                   [25]
The officers and directors of Jewels are accountable to Jewels as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Jewels. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to Jewels, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights,
including  rights  under  certain   federal   and   state   securities   laws
and  regulations  to  recover  damages  from  and   require   an   accounting
by management..

Shareholders who have suffered losses in connection with the purchase or sale of their interest in Jewels in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Jewels.


The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


Organization within last five years.

The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from the registrant.
                                    [26]

Description of Business.

1.  Company/Business Summary.
Jewels.com, Inc.. was incorporated on April 20, 2000, under the laws of the State of Nevada, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations date. Other than issuing shares to its original shareholders, Jewels never commenced any operational activities.

Jewels was formed by Adam U. Shaikh, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Mr. Shaikh formed the Corporation in a purely administrative capacity. At the time of incorporation, it was planned that Ms. Nemmers would immediately replace Mr. Shaikh.Ms. Nemmers, after replacing Mr. Shaikh, determined next to proceed with filing a Form SB-2.

Ms. Nemmers, the President and Director, elected to commence implementation of Jewels's principal business purpose, described below under "Item 2, Plan of Operation". As such, Jewels can be defined as a "shell" company,whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify Jewels as a "blank check" company. Many states have enacted statutes, rules and regulations
limiting   the  sale  of  securities  of  "blank check"  companies  in  their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Jewels securities until such time as Jewels has successfully implemented its business plan described herein.

Accordingly, each shareholder of Jewels will execute and deliver a "lock-up" letter agreement, affirming that he/she will not sell his/her respective shares of the Company's common stock until such time as Jewels has successfully consummated a merger or acquisition and the Company is no longer classified as a "blank check" company.

In order to provide further assurances that no trading will occur in Jewels's securities until a merger or acquisition has been consummated, each shareholder has agreed to place his/her respective stock certificate with Jewels's legal counsel, who will not release these respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated.
                                    [27]


Item 2.  Plan of Operation.

Jewels intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Registrant has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition. None of Jewels's officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between Jewels and such other company as of the date of this registration statement.


The Registrant has no full time employees. The Registrant's two officers have agreed to allocate a portion of their time to the activities of the Registrant, without compensation. Management anticipates that the business plan of Jewels can be implemented by each officer devoting approximately 10 hours per month to the business affairs of Jewels and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officers. See "Item
5.   Directors,  Executive  Officers,  Promoters,  and  Control  Persons."

Jewels is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

The Articles of Incorporation of Jewels provides that Jewels may indemnify officers and/or directors of Jewels for liabilities, which can include liabilities arising under the securities laws. Therefore, assets of Jewels could be used or attached to satisfy any liabilities subject to such indemnification. See "Item 12, Indemnification of directors and officers."
                                   [28]

General Business Plan.
Jewels's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. Jewels will not restrict its search to any specific business, industry, or geographical location and Jewels may participate in a business venture of virtually any kind or nature.

This discussion of the proposed business is purposefully general and is not meant to be restrictive of Jewels's virtually unlimited discretion to search
for and enter into potential business opportunities.   Management  anticipates
that it will be able to participate in  only one  potential  business  venture
because Jewels has nominal assets and limited financial resources.   See  Item
F/S, "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of Jewels because it will not permit Jewels to offset potential losses from one venture against gains from another.

Jewels may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. Jewels may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

Jewels anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, apid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.
                                       [29]
Jewels has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes Jewels will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering.

The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-QSB's or 10-KSB's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act.

Nevertheless, the officers and directors of Jewels have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officers and directors of Jewels, none of whom is a
professional  business  analyst.    Management   intends   to  concentrate  on
identifying preliminary prospective business opportunities which may be brought to its attention through present associations of Jewels's two officers, or by Jewels's shareholders.

In analyzing prospective business  opportunities,  management   will  consider
such matters as:
                                   [30]
-  the available technical, financial and managerial resources,
-  working capital and other financial requirements,
-  history of operations, if any,
-  prospects for the future,
-  nature of present and expected competition;,
- the quality and experience of management services which may be available and the depth of that management,
-  the potential for further research, development, or exploration,
- specific risk factors not now foreseeable but which may be anticipated to impact the proposed activities of Jewels;
-  the potential for growth or expansion; the potential for profit;
- the perceived public, recognition or acceptance of products, services, or trades;
-  name identification; and other relevant factors.



Management will meet personally with management and key personnel of the business opportunity as part of their investigation. To the extent possible, Jewels intends to utilize written reports and personal investigation to evaluate the above factors. Jewels will not acquire or merger with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Management of Jewels, while not especially experienced in matters relating to the new business of Jewels, will rely upon their own efforts and, to a much lesser extent, the efforts of Jewels's shareholders, in accomplishing the business purposes of Jewels. It is not anticipated that any outside consultants or advisors will be utilized by Jewels to effectuate its business purposes described herein.

However, if Jewels does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/ acquisition candidate, as Jewels has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's management has never used outside consultants or advisors in connection with a merger or acquisition.

Jewels will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which Jewels may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which Jewels may offer.
                                     [31]
However, Jewels does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as Jewels has successfully consummated such a merger or acquisition. Jewels also has no plans to conduct any offerings under Regulation S.


Acquisition of opportunities.

In implementing a structure for a particular business acquisition, Jewels may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business.On the consummation of a transaction, it is probable that the present management and shareholders of Jewels will no longer be in control of Jewels. In addition, Jewels' directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of Jewels's shareholders.


The policy set forth in the preceding sentence is based on an Understanding between the two members of management, and these two persons are not aware of any circumstances under which this policy would change while they are still officers and directors of Jewels. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would
be issued in reliance upon  exemption  from  registration  under   applicable
federal and state securities laws.   In some  circumstances,  however,  as  a
negotiated element of its transaction, Jewels may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter.
                                     [32]
If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after Jewels has successfully consummated a merger or acquisition and Jewels is no longer considered a "shell" company. Until such time as this occurs, Jewels will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in Jewels's securities may have a depressive effect on the value of Jewels's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which Jewels may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of Jewels which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, Jewels's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in Jewels following any merger or acquisition.

The percentage ownership may be subject to significant reduction in the event Jewels acquires a target company with substantial assets. Any merger or acquisition effected by Jewels can be expected to have a significant dilutive effect on the percentage of shares held by Jewels's then shareholders.

Jewels will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with Jewels's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.
                                      [33]
If an outside person or entity is responsible for finding a merger candidate for Jewels, a finders fee will most likely be paid. This fee will, in all likelihood, be paid by the merging company due to Jewels's lack of financial standing. The maximum amount of finders fee paid to any one person would probably be $25,000. Jewels will not be issuing stock to be used as a finders fee.

Management will, in all likelihood, actively negotiate or consent to the purchase of their stock by the merging company. Jewels's shareholders will not have an opportunity to approve or consent to such a buy-out.

Management has no plans or proposals to sell or issue additional securities prior to the location of an acquisition or merger candidate. Management does not foresee any such events that would facilitate a sale or issuance of additional securities.


As stated here-in-above, Jewels will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. Jewels is subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of Jewels to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as Jewels's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable).

If such audited financial statements are not available at closing, or within time parameters necessary to insure Jewels's compliance with the requirements of the 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of the present management of Jewels.

Jewels's officers and shareholders have verbally agreed that they will advance to Jewels any additional funds which Jewels needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. These persons have further agreed that such advances will be made in proportion to each person's percentage ownership of Jewels. These persons have also agreed that such advances will be made interest free without expectation of repayment unless the owners of the business which Jewels acquires or merges with agree to repay all or a portion of such advances.
                                      [34]
There is no dollar cap on the amount of money which such persons will advance to Jewels. Jewels will not borrow any funds from anyone other than its current shareholders for the purpose of repaying advances made by the shareholders, and Jewels will not borrow any funds to make any payments to Jewels's promoters, management or their affiliates or associates.

The Board of Directors have passed a resolution which prohibits Jewels from completing an acquisition or merger with any entity in which any of Jewels's Officers, Directors, principal shareholders or their affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy, through their own initiative may be changed.

There   are   no   arrangements,  agreements  or  understandings between non-
management shareholders and management under which non-management management
of the  Jewels'  affairs.   There   is   no  agreement  that  non-management
shareholders will exercise their voting rights to continue to re-elect the current directors, however, it is expected that they will do so based on the existing friendship among such persons.


Competition.
Jewels will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than Jewels. In view of the Company's combined extremely limited financial resources and limited management availability, Jewels will continue to be at a significant competitive disadvantage compared to the Company's competitors.
                                     [35]
Previous Blank Check Companys

Neither Erica Nemmers nor Baylor Gordon have been involved in a blank Check company. At this time, they have no intention of creating or promoting another blank check company until there is a successful merger or acquisition of Jewels.


Description of property.

Jewels has retained Shawn F. Hackman, as a resident agent. The address is 3360 W. Sahara, Suite 200 Las Vegas, NV 89102. Mr. Hackman has no involvement with the day to day activities of Jewels. A copy of the resident agent agreement is attached.

Jewels currently owns no property. President Erica Nemmers shall provide the space for the Jewels's meetings at 8306 Manchester Blvd, #16, Playa del Rey, CA 90293. This space is actually Ms. Nemmers' home. Ms. Nemmers' home is adequate space for Jewels's temporary office due to the limited operations of the company.


Certain relationships and related transactions.
There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

Shawn F. Hackman, Esq.,the Company's resident agent, incorporated the Company in an administrative capacity. Mr. Hackman currently holds no position in the Company.


Market for common equity and related stockholder matters.
The Shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.

Executive compensation.

(a) No officer or director of Jewels is receiving any remuneration at this time.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.
                                       [36]
(c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.



Financial statements.
                                    [37]


Jewels . com, Inc .
(A Development Stage Company)
FINANCIAL STATEMENTS
April	28,	2000

                                 [38]

TABLE OF CONTENTS
                                                 										PAGE #
[S]										                                              [C]
INDEPENDENT AUDITORS REPORT  						                        40

ASSETS                                                     41

LIABILITIES AND STOCKHOLDERS' EQUITY                       41

STATEMENT OF OPERATIONS                                    42

STATEMENT OF STOCKHOLDERS' EQUITY                          43

STATEMENT OF CASH FLOWS	                                   44

	NOTES TO FINANCIAL STATEMENTS                             45-49
                                    [39]

BARRY L. FRIEDMAN, P.C.
Certified Public Accountant

1582 TULITA DRIVE
LAS VEGAS, NEVADA 89123
OFFICE (702)361-8414
FAX NO. (702) 896-0278

INDEPENDENT AUDITORS' REPORT

Board of Directors	May 1, 2000
Jewels . com, Inc.
Las Vegas, Nevada

I have audited the accompanying Balance Sheets of Jewels.com, Inc. (A Development Stage Company), as of April 28, 2000, and the related statements of operations, stockholders' equity and cash flows for the period April 20, 2000 (inception), to April 28, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jewels. com, Inc. (A Development Stage Company), as of April 28, 2000, and the results of its operations and cash flows for the period April 20, 2000 (inception), to April 28, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/

Barry L. Friedman
Certified Public Accountant
                               [40]

Jewels. com, Inc.
(A Development Stage Company)
April 28, 2000
BALANCE SHEET

ASSETS
CURRENT ASSETS                   $0
                                 --------
TOTAL CURRENT ASSETS             $0
                                 --------
OTHER ASSETS                     $0
                                 --------
TOTAL OTHER ASSETS               $0
                                 --------
TOTAL ASSETS                     $0
                                 --------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES              $0
                                 --------
TOTAL CURRENT LIABILITIES        $0
                                 --------

STOCKHOLDERS EQUITY (NOTE 4)

Common stock
par value $0.001
authorized 25,000,000 shares
Issued and outstanding at
April 28, 2000
3,000,000 shares                 $3,000

Additional Paid in Capital       0

Deficit accumulated during
the development stage            -3,000
                                 --------
TOTAL STOCKHOLDERS EQUITY        $0
                                 --------
TOTAL LIABILITIES AND
STOCKHOLDERS EQUITY              $0
                                 ---------

The accompanying notes are an integral part of these financial statements
                                [41]

Jewels. com, Inc.
(A Development Stage Company)
April 20, 2000(inception), to April 28, 2000
STATEMENT OF OPERATIONS

INCOME

Revenue                   $0
                          -------

EXPENSES

General and
administrative            $3,000
                          --------
TOTAL EXPENSES            $3,000
                          --------
NET PROFIT/(LOSS) (-)     $-3,000
                          --------
Net Profit/Loss (-)
per weighted share
(Note 1)                  $-0.0010
                          ---------
Weighted average number
of common shares
outstanding               3,000,000
                          -----------

The accompanying notes are an integral part of these financial statements
                                [42]

Jewels . com, Inc.
(A Development Stage Company)
April 20, 2000(inception), to April 28, 2000
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                                 Additional  Accumu-
                            Common    Stock      Paid in     lated
                            Shares    Amount     Capital     Deficit
                            -------   -------    ----------  ---------
April 20, 2000
Issued for services         3,000,000 $3,000     $0

Net Loss April 20, 2000
(inception) to April 28,
2000                                                         $-3,000
                           ---------- --------   --------    --------
Balance
April 28, 2000              3,000,000 $3,000     $0          $-3,000
                            --------- ---------  --------    --------

The accompanying notes are an integral part of these financial statements
                                 [43]


Jewels . com, Inc .
(A Development Stage Company)
April 20, 2000(inception), to April 28, 2000
STATEMENT OF CASH FLOWS

Cash Flows from
Operating Activities

Net Loss                           $-3,000

Adjustment to reconcile loss
To net cash provided by operating
activities
Issue common stock for services    +3,000

Changes in assets and Liabilities  0
                                   --------

Net cash used in
operating activities               $0

Cash flows from
Investing Activities               0

Cash Flows from
Financing Activities               0
                                   --------

Net Increase (decrease)            $0

Cash,
Beginning of period                0
                                   --------
Cash,
End of period                      $0
                                   --------

The accompanying notes are an integral part of these financial statements.
                                 [44]

Jewels . com, Inc .
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

April 28, 2000

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized April 20, 2000, under the laws of the State of Nevada, as Jewels. com, Inc. The Company currently has no operations and in accordance with SFAS #7, is considered a development company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company records income and expenses on the accrual method.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and equivalents

The Company maintains a cash balance in a no interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of April 28, 2000.
                                [45]
Jewels. com, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

April 28, 2000

NOTE 2 - SUNMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Reporting on Costs of Start-Up Activities

Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities" which provides guidance on the financial reporting of start-up costs and organization costs. It requires most costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the company's financial statements.

Loss Per Share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of April 28, 2000, the Company had no dilative common stock equivalents such as stock options.
                                [46]
Jewels . com, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

April 28, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Year End

The Company has selected December 3Ist as its fiscal year-end.

Policy in Regards to Issuance of Common Stock in a Non-Cash Transaction

The Company's accounting policy for issuing shares in a non-cash transaction is to issue the equivalent amount of stock equal to the fair market value of the assets or services received.

NOTE 3 - INCOME TAXES

There is no provision for income taxes for the period ended April 28, 2000, due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of April 28, 2000 is as follows:

Net operation loss carry forward           $ 0
Valuation allowance	                       $ 0
Net deferred tax asset	                    $ 0

NOTE 4 - STOCKHOLDERS' EQUITY

Common Stock

The authorized common stock of the corporation consists of 25,000,000 shares with a par value $.001 per share.
                                [47]

Jewels. com, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

April 28, 2000

NOTE 4 - STOCKHOLDERS EQUITY (CONTINUED)

Preferred Stock

The corporation has no preferred stock.

On April 20, 2000, the Company issued 3,000,000 shares of its $0.001 par value common stock to its directors for services of $3,000.00.

NOTE 5 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and or directors have committed to advancing the operating costs of the Company interest free.

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.
                                [48]

Jewels. com, Inc.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
April 28, 2000

NOTE 7 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock.
                               [49]
Part II.  Information not required in prospectus.


Indemnification of officers and directors.

Information  on  this  item  is  set  forth  in  Prospectus  under the heading
"Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

Other expenses of issuance and distribution.

The following table sets forth the anticipated costs which will be paid by the security holders by the release of 10% of the escrowed funds pursuant to Rule 419.

Printing Costs             $500.00
Accounting Costs           $2,000.00
Legal Costs                $3,500.00
Escrow Agent Costs         $500.00

Please see the Use of Proceed section.


Recent sales of unregistered securities.
On April 20, 2000, 1,500,000 shares were issued to Erica Nemmers and 1,500,000 to Baylor Gordon under Rule 4(2).


Exhibits.
The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

Undertakings.

The undersigned registrant hereby undertakes to:

(a)   (1)   File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by section 10(a)(3) of the Securities Act;
                                [50]
(ii)    Reflect in  the  prospectus any facts or events which,individually or
together,  represent  a  fundamental  change  in    the  information  in  the
registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424.

(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii) Include any additional or changed material information on the plan of distribution.
(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised "Act") may be permitted to directors, officers and controlling persons of the small business issuer that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is,therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                                    [51]









EXHIBIT LIST

3.1             Articles of Incorporation
3.2             By-Laws
5.1             Opinion on Legality
24.1            Consent of Accountant
24.2            Consent of Attorney (Included in Opinion)
25.1			         Power of Attorney
27.1            Lock-up agreement

                                     [52]












	                              				Signatures


        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned:

                                                 Jewels Com, Inc.

                                              BY:__________________
                                                 Erica Nemmers
                                                 Its President.